                                                                        Ex-10.44

                     SINGLE-TENANT FULLY-NET LEASE AGREEMENT
                             (10996 TORREYANA ROAD)

         This Single-Tenant Fully-Net Lease Agreement (this "Lease") is entered into as of January 17, 2002, between 10996 TORREYANA ROAD, L.P., a California limited partnership ("Landlord"), and IDEC Pharmaceuticals Corporation, a Delaware corporation ("Tenant"), who agree as follows:

         1. Agreement to Let. Effective one day following the date ("Commencement Date") the Conditions Precedent (as defined below) are satisfied, Landlord shall lease to Tenant and Tenant shall lease from Landlord, the land and improvements (including all parking areas, driveways and access areas) located on the real property described on the attached Exhibit "A" (the "Premises"). The effectiveness of this Lease is conditioned on the satisfaction (or waiver) of all of the following Conditions on or before February 15,2002 ("Outside Date"):

         (i) Acquisition by Landlord of the Premises in accordance with the purchase and sale agreement dated as of September 24, 2001, by and between Trade Service Corporation, as Seller, and J.T. Williams, Inc., as Purchaser, as amended from time to time (the "Purchase Condition");

         (ii) Funding of the Loan described in Section 2.8 below (the "Loan Condition");

         (iii) Approval by Landlord of Tenant's conceptual plans and specifications for Tenant's Work, as defined below, to the extent submitted to Landlord on or before January 31, 2002 ("Plan Approval Condition"); and

         (iv) The delivery by Landlord to Tenant of the Premises in vacant, broom-clean condition and, in any event, in substantially the same condition as existed on the date of this Lease; provided, however, that Landlord and Tenant acknowledge and agree that the property and items described on Exhibit "B" attached hereto shall remain in the building located on the Premises on the Commencement Date (collectively, the "Delivery Condition"). Landlord agrees to use diligent efforts to cause any existing occupants of the Premises to vacate the Premises prior to the Outside Date, including instituting court action, if necessary.

The Purchase Condition, Loan Condition, Plan Approval Condition and Delivery Condition are collectively referred to in this Lease as the "Conditions Precedent". After the Outside Date, and until all of the Condition Precedents are satisfied or waived, each of Landlord and Tenant, in its sole and absolute discretion, shall have the on-going right, without any liability whatsoever, to terminate this Lease upon written notice to the other, but such termination shall only be effective if the Condition Precedent remains unsatisfied 15 days after the giving of such written notice. Upon such termination, the parties shall be relieved of all further obligations under this Lease except for those obligations which, by their terms, survive the expiration or sooner termination of this Lease.

         2. Principal Lease Provisions and Definitions. The following are the principal lease provisions of this Lease. Other portions of this Lease explain and define these principal lease provisions in more detail and should be read in conjunction with this Article.

                  2.1. "Basic Monthly Rent" means One Hundred Forty-Five Thousand Fifty-Seven and 50/100 Dollars ($145,057.50), as increased by four percent (4.0%) on each anniversary of the Rent Commencement Date (as defined in Section 2.9).

                  2.2. "Expiration Date": The fourth (4th) anniversary of the Commencement Date; provided, however, that Tenant shall have the right to terminate this Lease effective at any time during the Term after the second (2nd) anniversary of the Commencement Date by giving Landlord not less than nine (9) months advance written notice prior to the termination effective date. As used herein, the term "Expiration Date" shall also include the effective date of any such earlier termination of this Lease by Tenant in accordance with this Lease.

                  2.3. Notice Address for Tenant: IDEC Pharmaceuticals Corporation, Attn: Phillip Schneider and Corporate Secretary, 3030 Callan Road, San Diego, CA 92121; telecopy: (858) 431-8755, with a concurrent copy of all notices to: Allen Matkins Leck Gamble & Mallory LLP, 501 W. Broadway, 9th Floor, San Diego, CA 92101; Attn: V. Casey Gauntt.

                  2.4. Notice and Payment Address for Landlord: 10996 Torreyana Road, L.P., P.O. Box 2015, Del Mar, California, 92014, with a concurrent copy of all notices to: Vanguard Law Group, LLP, Attn:
         Jeffrey Schneider, 8910 University Center Lane, Suite 500, San Diego, CA 92122.

                  2.5. "Permitted Use" means Tenant's use of the Premises for general office, administration, and research and development, all in accordance with applicable laws and regulations and covenants, conditions and restrictions governing the Premises; provided, however, Tenant may not perform research and development with actual chemical compounds except to the extent it first obtains Landlord's approval (which may not unreasonably be withheld, conditioned, or delayed) of an Operations Plan detailing a list of all chemicals (including all codes and classifications) and equipment (including specific make, model, and specifications) to be used, and identifying the manner and location on the Premises of such use. Landlord's approval of an Operations Plan may be subject to Landlord's reasonable requirement that certain prophylactic measures be taken by Tenant to protect the Premises.

                  2.6.     Intentionally Omitted.

                  2.7. Landlord's Work: As soon as reasonably practicable, after receiving notice to do so from any applicable governmental agency (or notice from Tenant to do so to meet the imminent needs of a disabled employee of Tenant), Landlord shall take all steps to cause the exterior Premises to comply with the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) and California's Title 24 requirements (the "ADA") ("Landlord's Work"). Landlord's Work additionally includes the work necessary to comply with an applicable ADA notice from a governmental agency with respect to the interior of the Premises, but only if such notice is not the result (directly or indirectly) of any acts of Tenant, Tenant's Invitees or employees (e.g., the direct result of a visit to the Premises by an inspector reviewing work performed by or on behalf of Tenant or the direct result of a complaint by an employee, customer or visitor of Tenant; or the indirect result of a visit to the Premises by an inspector reviewing work performed by or on behalf of Tenant on one side of the building, and who visits the bathrooms on the other side of the building and determines they are ADA deficient and issues a notice of non-compliance with respect thereto. However, if through no actions by Tenant or Tenant's Invitees or employees, there is a random inspection by a governmental agency of the interior of the Premises resulting in a deficiency notice, then the work necessary to comply with that notice would be Landlord's Work). Tenant shall reimburse Landlord twenty-five percent (25%) of all actual, documented and reasonable costs incurred by Landlord in performing Landlord's Work, but only up to a maximum reimbursement of Twenty-Five Thousand Dollars ($25,000.00) payable by Tenant within thirty (30) days after Landlord's presentation to Tenant of a reasonably particularized invoice evidencing such costs actually paid by Landlord and evidencing that the work was adequately completed.

                  2.8. "Loan" means the loan to be made by Tenant, or an affiliate of Tenant, to Landlord concurrent with Landlord's acquisition of the Premises, subject, however, to satisfaction of the "Closing Conditions" described in the Loan.

                  2.9. "Rent Abatement" means Tenant's right to abate payment of its Basic Monthly Rent for the period beginning on the Commencement Date and expiring on the earliest of the following (the "Rent Commencement Date"): (a) 60 days after the Commencement Date; (b) the day on which Tenant begins business operations from the Premises; and (c) the day on which Tenant's Work is substantially completed such that Tenant is able to commence normal business operations from the Premises. The Rental Commencement Date shall mean that date which is one (1) day following the date the Rent Abatement period expires.

                  2.10. "Tenant's Work" means that certain work that may be performed by Tenant on the Premises in substantial accordance with any conceptual plans and specifications approved by Landlord and Tenant prior to the Commencement Date (the "Pre-Approved Plans"). At its sole cost, Tenant shall have the right (but not the obligation) to perform Tenant's Work and to otherwise improve the Premises with the tenant improvements reasonably necessary for Tenant to conduct its business on the Premises. Tenant's Work must be made in compliance with Article 12 below and Tenant is solely responsible for the construction of Tenant's Work, including cost, timing and quality. Landlord will have no liability for any delays or defects in Tenant's Work.

         3. Term. The term of this Lease (the "Term") commences on the Commencement Date and expires on the Expiration Date, subject to earlier termination in accordance with this Lease.

         4. Possession. Tenant is entitled to possession of the Premises on the Commencement Date. Tenant has thoroughly inspected and measured the Premises and accepts the Premises in its as-is condition with no right to require Landlord to perform any work on the Premises (subject to any specific obligations of Landlord explicitly set forth elsewhere in this Lease).

         5.       Use of Premises.

                  5.1. Permitted Use of Premises. Tenant may use the Premises for the Permitted Use and for no other use. Any change in the Permitted Use requires Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Tenant shall comply with all laws concerning Tenant's specific use of the Premises, including, subject to the terms hereof, the obligation at Tenant's sole cost to alter, maintain, and restore the Premises in compliance with all applicable laws applicable to Tenant's specific use of the Premises, even if the laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature, and even if compliance requires structural alterations. Such obligation to comply with laws includes compliance with the ADA if required to do so by an applicable governmental agency (subject to the terms hereof, including, but not limited to, Landlord's obligations to perform Landlord's Work). If Tenant's particular use of the Premises results in the need for modifications or alterations, then Tenant shall promptly cause the completion of such modifications and alterations, at Tenant's sole cost, in accordance with Article 12 below. Tenant may not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. Furthermore, Tenant covenants and agrees that no noxious or offensive activity may be carried on, in, on, or around the Premises, nor may anything be done or kept in, on, or around the Premises which may be or become a public nuisance or which may cause disturbance to others on adjacent or nearby property. Neither Tenant nor Tenant's agents, owners, employees, contractors, licensees, guests, service-providers, customers, or invitees (collectively, "Tenant's Invitees") may do anything that will cause damage or waste. No machinery, apparatus, or other appliance may be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Premises. Landlord and Tenant acknowledge and agree that Tenant's obligation to alter, maintain and restore the Premises as provided above is subject to the other terms and provisions of this Lease including, but not limited to, Articles 7 and 9.

                  5.2. Signs. Tenant may install and modify signage on the Premises, including any existing monument, subject to Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant's sole cost, make any changes to any Tenant installed sign on the Premises as required by any new or revised applicable laws, ordinances, rules, regulations or covenants governing the Premises. Tenant shall maintain, repair, and replace all of Tenant's signs in first class condition and shall, on or before the Expiration Date or earlier termination of this Lease, remove all of its signage from the Premises and restore the Premises to their pre-signage condition.

         6. Monthly Rent. Subject to the Rent Abatement, Tenant shall pay to Landlord as minimum monthly rent, without, except as otherwise expressly provided in this Lease, deduction, setoff, prior notice, or demand, the Basic Monthly Rent in advance, on or before the first day of each calendar month throughout the Term commencing on the Commencement Date. All monetary obligations of Tenant under this Lease constitute "rent" under this Lease. Notwithstanding references in this Lease to the size(s) of all or portions of the Premises, no rent under this Lease is affected by the actual measurement of the Premises.

         7.       Operating Expenses.

                  7.1. Definition of Operating Expenses. Tenant is responsible for payment of all Operating Expenses of the Premises, beginning on the Commencement Date; provided however, that Landlord and Tenant acknowledge and agree that the aggregate amount of all Operating Expenses paid by Tenant during the Rent Abatement period described in
         Section 2.9 above, other than Insurance Expenses, water, sewage disposal, refuse collection and disposal, gas and electricity, shall be credited towards the first (1st) installment of Basic Monthly Rent payable by Tenant under this Lease. As used in this Lease, the term "Operating Expenses" means all costs and expenses paid or incurred by Landlord or Tenant relative to the operation, repair, restoration, replacement, maintenance, and management of the Premises, including:
         (i) water, sewage disposal, drainage, refuse collection and disposal, gas, electricity, and other utility services, and the maintenance of all components, systems, and apparatus by which such utilities and services are provided, (ii) general maintenance, repair and replacement of the landscaping, structural and nonstructural components of the improvements located on the Premises, janitorial, and security services (if any), (iii) expenses payable by Landlord pursuant to the provisions of any recorded Covenants, Conditions, and Restrictions, Reciprocal Easement Agreements, and any other recorded documents affecting the Premises, (iv) all real property or real estate taxes, assessments, association dues, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be levied, assessed, imposed on the Premises ("Real Estate Taxes"), (v) any personal property taxes, assessments, or other impositions levied, assessed, or imposed upon any personal property of Tenant or Landlord used in connection with the Premises, (vi) Insurance Expenses (as defined below), (vii) a property management fee to Landlord or its designee in the amount of two percent (2%) of Basic Monthly Rent payable under this Lease, (viii) capital improvements or structural modifications required by applicable laws or regulations governing the Premises or other capital improvements or structural modifications deemed reasonably necessary by Landlord and approved by Tenant (in Tenant's sole and absolute discretion); provided, however, the costs of any capital improvements or structural modifications which are permitted hereunder and are not the direct result of Tenant's or Tenant's Invitees' specific use of the Premises or Tenant's failure to maintain the Premises in accordance with its obligations under this Lease will, in any event, be amortized (including interest at the Interest Rate) over the anticipated useful life of such capital improvements or structural modifications. Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the Term of this Lease shall be prorated between Landlord and Tenant so that Tenant shall pay only that portion thereof which the part of such period within the Term bears to the entire period. Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

         Notwithstanding the foregoing, Operating Expenses do not include (i) interest and principal payments and all other debt service (including but not limited to brokerage fees and points) on all loans or indebtedness, whether or not secured by the Premises; (ii) costs for which Landlord is reimbursed by insurance proceeds or third parties; (iii) leasing commissions; (iv) depreciation; (v) costs, fines, penalties or interest incurred due to Landlord's (as opposed to the Premises') violation of any law or Landlord's failure to make timely payments of any obligations under this Lease; (vi) salaries and benefits for employees of Landlord; (vii) repairs made under guaranties or warranties (i.e., at no cost to Landlord); (viii) any ground rents; (ix) sale and refinancing costs, including attorneys' fees, brokerage commissions and other marketing costs relating thereto; (x) any costs in connection with the investigation, removal, remediation or abatement of Hazardous Materials (as defined in Article 21 hereof) existing on the Premises before the Commencement Date and costs due to violations of applicable environmental laws with respect thereto; (xi) any amounts received by Landlord and/or paid by Tenant pursuant to another provision of this Lease; and (xii) reserves of any kinds.

                  7.2. Payment of Operating Expenses. The parties intend that Tenant pay all Operating Expenses directly to the respective obligee to the extent feasible, except that Landlord will directly pay the Real Estate Taxes and Insurance Expenses (other than those Tenant pays directly) and the costs of maintenance of the landscaping, parking lot, HVAC and other mechanical and plumbing systems, fire and sprinkler systems, loading dock system, electrical systems up to local distribution panels, elevator, and roof. Landlord's maintenance contractor is subject to Tenant's approval, which may not unreasonably be withheld, conditioned or delayed. Landlord intends to deliver to Tenant (i) a monthly statement setting forth any actual Operating Expenses (excluding Real Estate Taxes and Insurance Expenses) paid by Landlord for the prior month ("Expense Statement"), and (ii) an annual statement setting forth the estimated Real Estate Taxes, Insurance Expenses (other than those for which Tenant pays directly) and property management fees for the applicable year ("Tax and Insurance Statement"). Tenant shall pay Landlord the amount set forth in each Expense Statement within thirty (30) days of receipt of the statement. Tenant shall pay one-twelfth of the amount set forth in the Tax and Insurance Statement with each payment of Basic Monthly Rent. Tenant's payment obligations under this Section 7.2 constitute additional rent under this Lease. If the sum of Tenant's payments on account of Operating Expenses during any calendar year exceeds the actual Operating Expenses for the calendar year, then the excess will be paid directly to Tenant. If the sum of Tenant's Operating Expense payments for any calendar year is less than the actual Operating Expenses for the calendar year, then Tenant shall pay Landlord the amount of the deficiency within thirty (30) days after delivery of Landlord's statement reconciling the year's Operating Expenses. Landlord's delay in delivering any Expense Statement or Tax and Insurance Statement or reconciliation statement (if applicable) will not release Tenant of its obligation to pay any portion of the Operating Expenses. Tenant shall have the right to contest the legal validity or amount of any personal property taxes or Real Estate Taxes for which Tenant is responsible under this Lease and may institute such proceedings as Tenant considers necessary. If Tenant contests any such tax, assessment or charge, Tenant shall indemnify and hold harmless and protect Landlord and the Premises from any liens, claims, liability and damages incurred by Landlord in connection therewith.

                  7.3. Audit. If Tenant disputes the amount set forth in any Expense Statement, then Tenant's employees or an independent certified public accountant designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices pertaining to Landlord's calculation of Operating Expenses. If, after such inspection, Tenant notifies Landlord in writing that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Tenant and reasonably approved by Landlord and who is a member of a nationally or regionally recognized accounting firm. If such certification by the accountant proves that the Operating Expenses set forth in the Expense Statement were overstated by more than three percent (3%), then Tenant's audit costs, including the cost of such certification, shall be promptly paid for by Landlord. Promptly following the parties receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Notwithstanding the foregoing, Tenant may not dispute or audit any Expense Statement more than 180 days after its receipt of the applicable Expense Statement.

         8. Utilities and Services. Tenant shall arrange for and pay the cost of all utilities and services (including any connection charges and taxes thereon) furnished to the Premises or used by Tenant, including electricity, water, oil, sewer, gas, telephone, communication services, trash collection, janitorial, cleaning, and window washing. If Landlord furnishes to the Premises any of the utilities and services set forth in the preceding sentence, Tenant shall reimburse Landlord for Landlord's actual and documented cost of furnishing such utilities and services. Except as otherwise provided below, Landlord may not be held liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord's reasonable control. If Landlord constructs new or additional utility facilities, including wiring, plumbing, conduits, or mains, resulting from Tenant's changed or increased utility requirements, Tenant shall promptly pay to Landlord the total actual and documented cost of such items. The discontinuance of any utilities or services, including Landlord's discontinuance or failure to provide any of the utilities or services furnished by Landlord to the Premises, shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including Tenant's obligation to pay rent. Notwithstanding anything above to the contrary, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for three (3) consecutive business days (the "Eligibility Period") as a result of
(i) Landlord's failure to provide to the Premises any of the essential utilities and services that may be provided by Landlord above, where such failure is due to the negligence or intentional misconduct of Landlord, (ii) any construction, repair, maintenance or alteration negligently performed by Landlord after the Commencement Date (including, but not limited to, Landlord's Work (if any)), but excluding work performed because of Tenant's failure to fulfill any of its obligations under this Lease (iii) the presence of Hazardous Materials in, on or about the Premises which were caused by Landlord or existed on the Premises before the Commencement Date and which Hazardous Materials pose a material and significant health risk to occupants of the Premises as determined by applicable governmental authorities pursuant to applicable environmental laws by written notice delivered to Landlord and/or Tenant, which notice specifically prohibits occupancy of the Premises (or portions thereof) as a result of such Hazardous Materials, and/or (iv) any entry onto the Premises by Landlord pursuant to
Article 20 below, then, in any such case, Tenant's obligation to pay Basic Monthly Rent and Operating Expenses shall be equitably abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total area of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 17 or a taking pursuant to Article 18, then the Eligibility Period shall not be applicable.

         9. Maintenance. Tenant shall at its sole cost (i) maintain and repair, all in good condition, all aspects and portions of the Premises, other than the landscaping, parking lot, HVAC and other mechanical systems, elevator, and roof (for which items Landlord is responsible as provided below and the costs of which constitute, subject to the terms hereof, Operating Expenses),
(ii) arrange for the removal of trash from the Premises, and (iii) maintain a pest and termite control service agreement with respect to the Premises, reasonably acceptable to Landlord. Each party shall provide the other with current copies of all of their respective maintenance, service and cleaning contracts throughout the Term. Tenant is additionally liable for any damage to the Premises resulting from the acts or omissions of Tenant or Tenant's Invitees or any other person not controlled by Landlord. If Tenant fails to maintain or repair, any portion of the Premises as provided above and, if such failure continues for more than thirty (30) days after written notice thereof from Landlord (unless Landlord reasonably determines such repairs are in the nature of an emergency or require completion within a shorter period of time to protect the Premises or comply with any law or regulation), then Landlord may maintain or repair, any such portion of the Premises and Tenant shall promptly reimburse Landlord for Landlord's actual, documented and reasonable cost thereof, which sums constitute additional rent under this Lease. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expense of such repairs from rent. Promptly following written notice from Tenant, Landlord shall (subject to reimbursement from Tenant in accordance with, and subject to, Article 7) repair and maintain the structural parts of the Building, including the exterior walls, foundations and the roof (including the roof membrane) the elevators, mechanical systems, HVAC systems, landscaping and parking lot(s). Landlord acknowledges and agrees that Tenant shall have the right to cause Landlord to terminate any such maintenance contracts in the event that Tenant, in Tenant's reasonable, good faith opinion, determines that the maintenance is not being reasonably performed. In such event, Tenant shall have the right to select substitute maintenance contractors (and shall have the right to pre-approve the maintenance contracts). If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the Landlord's repair obligations as described above, and Landlord fails to provide or commence to provide such action as required by the terms of this Lease within ten (10) days after receipt of such written notice (or such longer period of time as is reasonable under the circumstances or such shorter period of time as may be applicable in the event of an emergency), Tenant may proceed to take the required action upon delivery of an additional three (3) business days notice to Landlord (or within the applicable and appropriate time period based on an emergency) specifying that Tenant is taking such required action, and only if such action was required under the terms of this Lease to be taken by Landlord at Landlord's expense without reimbursement from Tenant, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's costs and expenses in taking such action plus interest at the Interest Rate (as defined in Article 16 below) during the period from the date Tenant incurs such costs and expenses until such time as payment is made by Landlord (which costs and expenses shall be set forth in a reasonably particularized invoice) less, however, any amounts that Tenant would have been responsible for as part of Operating Expenses if the repair work would have been performed by Landlord and would have been payable by Tenant. Tenant may utilize the services of any qualified contractor which normally and regularly performs similar work in other comparable projects in the general vicinity of the building, of similar age and quality of construction. Further, if Landlord, within ten (10) days after receipt of such invoice from Tenant (setting forth documented evidence of the costs incurred and a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord), fails to pay the amount set forth in Tenant's invoice (less any amounts that Tenant would have been responsible for as part of Operating Expenses if the repair work would have been performed by Landlord and would have been payable by Tenant) then Tenant shall be entitled to deduct from the Basic Monthly Rent payable by Tenant under this Lease, such amount together with interest at the Interest Rate; provided, however, that in no event shall Tenant be entitled to offset more than fifty percent (50%) of the Basic Monthly Rent in any one (1) month during the Term of this Lease under this Article 9.

Notwithstanding anything above or elsewhere in this Lease to the contrary, Landlord and Tenant acknowledge and agree that in the event that Landlord is required to make any repairs, improvements or modifications of a structural and/or capital nature, the cost of any such structural and/or capital item shall be amortized (including interest at the Interest Rate) over the anticipated useful life of such structural or capital item and Tenant shall only be liable for the amortized portion applicable during the Term of this Lease.

         10.      Insurance.

                  10.1. Public Liability and Property Damage Insurance. Tenant shall maintain public liability and property damage insurance
         (i) with a single combined liability limit and property damage limit of not less than Three Million Dollars ($3,000,000.00), (ii) insuring (a) against all liability of Tenant and Tenant's Invitees arising out of or in connection with Tenant's use or occupancy of the Premises, including products liability coverage, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, and (iii) naming Landlord, its agents, and any lender holding a security interest in the Premises ("Lender") as additional named insureds, and (c) with umbrella coverage of Five Million Dollars ($5,000,000.00).

                  10.2. Fire and Extended Coverage Insurance. Tenant shall maintain on Tenant's Alterations and Tenant's Personal Property (as defined below) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, and sprinkler leakage coverage, in each case to the extent of at least one hundred percent (100%) of full replacement value (less commercially reasonable deductibles), issued in the names of Landlord, Tenant, and any Lenders, as their interests may appear. Such "full replacement value" shall be determined by the company issuing such policy at the time the policy is initially obtained.

                  10.3. Tenant's Insurance Generally. Insurance required to be maintained by Tenant under this Lease: (i) shall be issued as a primary policy (not contributed with, and in excess of coverage Landlord may carry) by insurance companies authorized to do business in California with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "XIV," as set forth in the most current edition of "Best's Insurance Reports" (unless otherwise approved by Landlord); (ii) shall name Landlord and any Lender as additional named insureds, but the policy must provide that notwithstanding the fact that Landlord is an additional insured, it is entitled to recover under the policy for any loss suffered by Landlord by reason of Tenant's negligence; (iii) shall consist of "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage; (iv) may not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord and any Lender; and (v) may not provide for a deductible or co-insurance provision in excess of Five Thousand Dollars ($5,000.00). Tenant shall, at least sixty (60) days before the expiration of each such policy, furnish Landlord with a renewal of or "binder" extending the policy. Tenant shall promptly upon request deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. The insurance required to be maintained by

         Tenant may be carried under blanket insurance policies. Notwithstanding anything above to the contrary, the original Tenant executing this Lease may elect to self-insure all or any part of such required insurance so long as any such self-insurance substantially conforms to the practice of large corporations maintaining systems of self-insurance.

                  10.4. Landlord's Insurance. Landlord shall maintain the following insurance, in such commercially reasonable amounts and with such commercially reasonable limits as Landlord determines in its reasonable discretion (including any insurance required by its Lender and/or including such commercially reasonable amounts and limits required by its Lender): (i) public liability and property damage insurance (excluding earthquake coverage) and products liability insurance; (ii) fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; (iii) boiler and machinery insurance; (iv) plate glass insurance; and (v) rental interruption insurance. The insurance required to be maintained by Landlord hereunder shall be issued by insurance companies authorized to do business in California with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "XIV," as set forth in the most current edition of "Best's Insurance Reports". The premiums, costs, expenses, and deductibles (or similar costs or charges) of or with respect to any such insurance (all of the preceding, collectively, "Insurance Expenses") are included in Operating Expenses; provided, however, Tenant, upon notice to Landlord, shall have the right to separately contract for all or any portion of the insurance required to be maintained by Landlord hereunder and, in such event, Tenant shall directly pay the costs of any Insurance Expense to the insurance company. In the event Tenant elects to maintain any such insurance, then such insurance shall name Landlord as the primary insured, and Landlord's agents and any Lender as additional named insureds.

                  10.5. Waiver of Subrogation. Landlord and Tenant release each other, Tenant's Invitees, and Landlord's guests, invitees, customers and licensees (collectively, "Landlord's Invitees") from all claims for damage, loss, or injury to the Premises, to Tenant's Personal Property, and to the fixtures and Alterations of either Landlord or Tenant in or on the Premises to the extent the damage, loss or injury is covered by any insurance policies carried by Landlord and Tenant and in force at the time of such damage. Landlord and Tenant shall each use its best efforts to cause all insurance policies obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy.

         11. Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based on the value of, Tenant's personal property installed or located in or on the Premises including trade fixtures, furnishings, equipment, and inventory (collectively, "Tenant's Personal Property") and any real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be separately levied, assessed, imposed upon or with respect to the Premises. (Section 7.2 provides that Tenant will pay directly to Landlord, in addition to Base Monthly Rent, l/12th of all annual Real Estate Taxes due under this Lease from which Landlord will make the real property tax payment). On written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, or other charges are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, then Tenant, within thirty (30) days after Landlord's written demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment, which amounts constitute additional rent under this Lease. Landlord may pay such taxes, assessments, license fees, or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy.

         12. Alterations. Tenant may make alterations, improvements, additions, installations, or changes to the Premises (any of the preceding, including Tenant's Work, are "Alterations") only if: (i) Tenant first obtains Landlord's written consent, which consent may not unreasonably be withheld, conditioned or delayed, and (ii) Tenant complies with all commercially reasonable conditions which may be reasonably imposed by Landlord, and (iii) Tenant pays to Landlord the actual, documented and reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations; provided, however, that Landlord's consent shall not be required for Tenant's Work to the extent that Tenant's Work is performed in substantial accordance with the Pre-Approved Plans to the extent they include sufficiently detailed specifications. In addition, and notwithstanding the foregoing, Landlord's prior approval shall not be required for any Alteration which satisfies all of the following conditions (hereinafter a "Pre-Approved Alteration"): (i) the costs of such Alteration does not exceed Fifty Thousand Dollars ($50,000.00) individually; (ii) Tenant delivers to Landlord final plans, specifications and working drawings for such Alteration at least ten (10) days prior to commencement of the work thereof (if working drawings are prepared in connection with the Alteration); and (iii) the Alteration does not adversely affect the structural elements of the building located on the Premises, the base mechanical systems of the building or the exterior elements of the Premises. At least thirty (30) days before making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, before commencing any Alterations (including Tenant's Work), at Tenant's sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from the appropriate governmental agencies (but only to the extent any such permit is required to perform such Alterations (and any conditions of which permit (if any) Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner)), (ii) obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a lien and completion bond or other security acceptable to Landlord, to insure Landlord against any liability for mechanics' liens and to ensure completion of the work (provided, however, that in no event shall the original Tenant executing this Lease be obligated to provide such lien and/or completion bond), (iii) provide Landlord with ten (10) days' prior written notice of the date the installation of the Alterations is to commence with an explicit reminder to Landlord to post and record an appropriate notice of non-responsibility, and (iv) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). Landlord may condition its consent to any Alteration upon the requirement that such Alteration be removed upon the expiration or earlier termination of this Lease. All Alterations other than Tenant's trade fixtures (which, the parties agree, may be removed from the Premises by Tenant at any time before termination of the Lease) and other than those which Tenant is required to remove pursuant to the preceding sentence, shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on termination of this Lease. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics' and materialmen's lien's resulting from or relating to any Alterations or other construction.

         13. Surrender of Premises and Holding Over. On the Expiration Date or earlier termination of this Lease, Tenant shall (i) surrender to Landlord the Premises in good and clean condition, along with all keys to the Premises (including any keys to any exterior or interior doors), and (ii) remove all of Tenant's Personal Property and perform all repairs and restoration required by the removal of any Alterations (to the extent Tenant is required to remove such Alterations pursuant to the preceding paragraph or to the extent that Tenant elects, in its sole discretion, to remove Alterations) or Tenant's Personal Property. Landlord may elect to retain or dispose of in any manner any Alterations or Tenant's Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant's Personal Property that Landlord elects to retain or dispose of will vest in Landlord immediately on notice to Tenant. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Tenant's Personal Property. Tenant is liable to Landlord for Landlord's costs for storing, removing or disposing of any such Alterations or Tenant's Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall indemnify Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims resulting from such failure, including any claim for damages made by a succeeding tenant. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month to month tenancy terminable on thirty (30) days' written notice given at any time by Landlord or Tenant. During any such month to month tenancy, Tenant shall pay, as Basic Monthly Rent, 110 percent of the Basic Monthly Rent in effect immediately before the Expiration Date or earlier termination of this Lease, as the case may be, unless Landlord and Tenant mutually agree otherwise in writing. All provisions of this Lease other than those pertaining to Term apply to such month to month tenancy. Notwithstanding anything in Article 12 or this Article 13 to the contrary, Tenant shall have the right to remove any Alterations from the Premises so long as Tenant repairs any damage to the Premises caused by such removal.

         14. Default. The occurrence of any of the following constitutes a material default and breach of this Lease by Tenant:

                  14.1. Tenant's failure to make any payment of Basic Monthly Rent within ten (10) days after written notice of such failure from Landlord. No grace period before the imposition of a late charge extends the date when such rent is due and payable, and Tenant is in default under this Lease if such payment is not timely made.

                  14.2. Tenant's failure to make any payment of other rent (other than Basic Monthly Rent) within ten (10) days after written notice of such failure from Landlord.

                  14.3. Tenant's failure to observe or perform any other provision of this Lease for a period of thirty (30) days after written notice of such failure from Landlord to Tenant; provided, however, such notice is in lieu of, and not in addition to, any notice required under applicable unlawful detainer statute; and provided further, however, that if the nature of Tenant's default is such that more than thirty
         (30) days are required for its cure, then Tenant is not deemed to be in default if Tenant commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         15. Landlord's Remedies. Landlord is entitled to the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

                  15.1. Continuation of Lease. No act by Landlord (including the acts set forth in the next sentence) terminates Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect rent when due and enforce all the other provisions of this Lease, (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this Lease, and (iv) have a receiver appointed to collect rent and conduct Tenant's business. Tenant shall immediately pay to Landlord all actual, documented, and reasonable costs Landlord incurs to such reletting, including brokers' commissions, attorneys' fees and advertising costs. If Landlord elects to relet all or any porti on of the Premises as permitted above, rent that Landlord receives from such reletting will be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Basic Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in the reletting, and (iii) Basic Monthly Rent then due and unpaid under this Lease. After applying the payments as referred to above, any sum remaining from the rent Landlord receives from the reletting will be held by Landlord and applied in payment of future rent as it becomes due under this Lease. Tenant will not be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

                  15.2. Termination of Tenant's Right to Possession. In the event of such breach or default by Tenant, Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after such termination until the time of award exceeds the amount of such loss of rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such loss of rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Interest Rate, as set forth below. The "worth at the time of the award" of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                  15.3. Landlord's Right to Cure Default. Landlord, at any time after Tenant commits a default or breach under this Lease (and such default continues beyond 30 days after notice, or such fewer days if urgent), may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's uncured default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and constitutes additional rent under this Lease.

                  15.4. Enforcement Costs. On demand, Tenant shall pay Landlord all costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant under this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord.

         16. Interest and Late Charges. Late payment by Tenant to Landlord of amounts due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Costs include processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deeds of trust covering the Premises. Therefore, if any rent or other payment is not received by Landlord within ten (10) days after written notice from Landlord to Tenant, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Article 16 is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord does not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, if any amount due by Tenant under this Lease is not paid within thirty (30) days of the date such payment is due, then Tenant shall pay to Landlord interest on the overdue rent at the rate equal to ten percent (10%) per annum (the "Interest Rate"). All late charges and interest under this Article 16 constitute additional rent under this Lease.

         17. Destruction. If the Premises is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then (i) Landlord shall, within ten (10) days after such damage, notify Tenant in writing ("Landlord's Damage Notice") of the estimated time (which estimate shall be based on a certification from a reputable, duly licensed contractor) required to substantially complete the repair of such damage (ii) Landlord shall, unless Tenant has elected to terminate this Lease as provided below, restore the Premises to substantially the same condition as it was in immediately before such destruction, (iii) Landlord will not be required to restore Tenant's Alterations (including the Tenant's Work) or Tenant's Personal Property, such excluded items being the sole responsibility of Tenant to restore, (iv) the destruction will not (except as otherwise provided below) terminate this Lease, and (v) all obligations of Tenant under this Lease will (except as otherwise provided below) remain in effect, except that the Basic Monthly Rent will be abated or reduced, between the date of the destruction and the date of completion of Landlord's and Tenant's restoration, by the ratio of
(a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises before the destruction. Notwithstanding anything above to the contrary, in the event that Landlord's Damage Notice indicates that the repair of such damage cannot be completed within one hundred eighty (180) days from the date of such damage, then Tenant may elect to terminate this Lease by delivering written notice to Landlord within ten (10) days after Tenant's receipt of Landlord's Damage Notice. Notwithstanding anything to the contrary in this Lease, Landlord may terminate this Lease by so notifying Tenant in writing on or before the earlier of thirty
(30) days after the destruction or thirty (30) days after Landlord's receipt of the proceeds from insurance maintained by Landlord (or maintained by Tenant if Tenant elects to maintain such insurance as provided above), if (A) then existing laws do not permit such restoration, (B) Tenant does not commit to continue the Term for at least two years after the expected completion of reconstruction where the destruction exceeds twenty-five percent (25%) of the then replacement value of the shell improvements on the Premises, (C) the destruction exceeds twenty-five percent (25%) of the then replacement value of the shell improvements on the Premises, or (D) Landlord determines that the cost of the restoration exceeds, by more than Two Hundred Fifty Thousand Dollars ($250,000.00), the amount of insurance proceeds relating to the destruction actually received by Landlord from insurance maintained by Landlord (or would have received if Landlord were carrying the insurance required to be maintained by Landlord hereunder) and Tenant has elected (in its sole discretion) not to contribute funds toward uninsured costs to repair the destruction in excess of such amount. If either Landlord or Tenant terminate this Lease as provided above, then (1) Landlord has no obligation to restore the Premises, (2) each party shall retain their respective insurance proceeds relating to such destruction, and (3) this Lease terminates as of thirty (30) days after the notice of termination from the terminating party to the other party. If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises.

         18. Condemnation. If during the Term there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any entity or individual having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), then this paragraph applies. A temporary Condemnation of all or any part of the Premises for less than one hundred eighty (180) days does not constitute a Condemnation under this paragraph, but the Basic Monthly Rent is abated as to the portion of the Premises affected during the temporary Condemnation. If the Condemnation is of the entire Premises, then this Lease terminates on the date the Condemnor takes possession of the Premises (the "Date of Condemnation"). If the Condemnation is of some, but not all, of the Premises, then this Lease remains in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises, as reasonably determined by Tenant, then Tenant may elect to terminate this Lease by so notifying Landlord in writing (the "Termination Notice") within thirty (30) days after the date that the nature and extent of the Condemnation have been determined. Such termination becomes effective on the earlier of (i) the date that is thirty (30) days after the Termination Notice, and (ii) the Date of Condemnation. If Tenant does not give Landlord the Termination Notice within the thirty (30) day period, then all obligations of Tenant under this Lease remain in effect, except that Basic Monthly Rent will prospectively be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately before the Date of Condemnation. Unless Tenant gives Landlord the Termination Notice within the relevant thirty (30) day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation, including any "bonus value" of the Lease (the "Award") belongs to and must be paid to Landlord (except as provided below). Tenant has no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant's right, title, and interest in and to any part of the Award, except that, notwithstanding anything above to the contrary, Tenant may receive from the Award any sum paid expressly to Tenant or Landlord from the Condemnor for Tenant's loss of or damage to Tenant's Personal Property, for restoration of the Premises, for relocation costs and any portion of the Award attributable to Tenant's good will. Landlord and Tenant waive the provisions of any statute (including California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking of the Premises.

         19. Assignment and Other Transfers. Without Landlord's prior written consent, which may not unreasonably be withheld, conditioned or delayed, none of the following may occur (or be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a "Transfer"): any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises. No Transfer releases or discharges Tenant from any liability, whether past, present, or future, under this Lease and Tenant continues to remain primarily liable under this Lease (and Tenant must execute a guaranty or other instrument prescribed by Landlord to ensure such continued liability). Tenant shall promptly reimburse Landlord for Landlord's actual, documented and reasonable costs of reviewing, consenting to, rejecting or consummating any proposed Transfer, including reasonable attorneys' fees (which costs and attorney's fees shall not exceed, in the aggregate, One Thousand Five Hundred Dollars ($1,500.00) in any one instance). Landlord shall notify Tenant of Landlord's consent or reasonable disapproval of any such Transfer within twenty (20) days after Landlord's receipt of the Transfer notice. Landlord's failure to respond to any such Transfer notice within such twenty (20) day period shall be deemed Landlord's approval of the Transfer. Notwithstanding the provisions of this Article 19 to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a "Permitted Transfer"), without Landlord's consent, to any holding company, corporation, association or entity which is or becomes a parent, subsidiary or affiliate of Tenant or any entity that controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger, consolidation or reorganization of Tenant, or to any person or entity that acquires all (or substantially all) of the stock or assets of Tenant's business as a going concern (a "Permitted Transferee"), provided that: (a) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant, under this Lease pursuant to a commercially reasonable assumption agreement, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (b) such transferee has the financial capability to fulfill the obligation imposed by the assignment or sublease; (c) Tenant remains fully liable under this Lease (if the entity comprising Tenant exists after the Transfer) and executes a guaranty of this Lease in form and substance satisfactory to Landlord; (d) the use of the Premises is permitted under this Lease; and (e) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article
19. Landlord specifically acknowledges and agrees that as of the date of this Lease, Tenant is a publicly held company whose stock is traded on a nationally recognized exchange and that under no circumstances shall any transfer of such stock over such exchange be deemed a Transfer for purposes of this Lease. Tenant shall promptly pay to Landlord one-half of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceeds (1) if a sublease of a portion of the Premises, the portion of the Basic Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Transfer, the Basic Monthly Rent.

         20. Access by Landlord. Landlord and any of Landlord's agents or employees may enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and after reasonable prior written notice, and only when accompanied by a representative of Tenant, if feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (v) during the last nine (9) months of the Term, to post "for sale" or "for rent" or "for lease" signs, (vi) during the last nine (9) months of the Term, to show the Premises to brokers, agents, prospective buyers, prospective tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Premises, and (vii) to shore the foundations, footings, and walls of the Premises, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord may enter the Premises at any time, without prior notice to Tenant, but Landlord shall use its best efforts to notify Tenant of its entry or anticipated entry as soon as possible. Landlord's rights under this paragraph extend, with Landlord's consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers, and contractors. Subject to rent abatement as expressly provided in Article 8 above and Landlord's indemnification of Tenant pursuant to Article 21 below, Landlord will not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this
Article 20 except damage resulting directly from the negligent acts of Landlord or Landlord's Invitees; provided, however, that Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's Permitted Use of the Premises during any actions/activities undertaken by Landlord pursuant to this Article 20. Except as otherwise expressly provided in Article 8 above, Tenant will not be entitled to any abatement or reduction of rent because of the exercise by Landlord of any rights under this Article 20.

         21. Indemnity and Exemption of Landlord from Liability. Tenant shall defend, indemnify, and hold harmless Landlord against all Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, "Claims" means all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they result from Landlord's negligent acts or willful misconduct or Landlord's breach of this Lease) arising from or which seek to impose liability under or because of (i) Tenant's or Tenant's Invitees' use of the Premises, (ii) the conduct of Tenant's business, (iii) any activity, work, or things done or permitted by Tenant or any of Tenant's Invitees in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, (v) any negligence of Tenant or any of Tenant's Invitees, or (vi) any event, act or omission arising on, out of or around the Premises during the Term, except if resulting from Landlord's gross negligence or willful misconduct. Except to the extent caused by Landlord's grossly negligent acts or willful misconduct or Landlord's default under this Lease, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord is not liable for, any of the matters set forth above in this Article 21 or any of the following: injury to Tenant's business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Invitees, or any other persons in, on, or about the Premises, whether such damage, loss, or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sewer lines, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising about the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. "Claims" also includes those arising from or relating to the following occurring after the Commencement Date: (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, regulated substances, or hazardous or toxic wastes, substances, or materials (any of the preceding a "Hazardous Material") into ambient air, water, or land by Tenant or Tenant's Invitees, or otherwise from, on, under, or above the Premises, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous, regulated, or toxic wastes, substances, or materials by Tenant or Tenant's Invitees, or otherwise from, on, or under, the Premises, or (iii) a violation of any environmental or regulation law pertaining to the Premises, excluding violations pertaining to Hazardous Materials existing in, on or about the Premises as of the Commencement Date (which shall be Landlord's responsibility at Landlord's sole cost and expense as provided below). Notwithstanding anything above to the contrary, Landlord shall indemnify, defend, protect, and hold harmless Tenant, Tenant's Invitees and Tenant's officers, directors and partners from any Claims incurred in connection with or arising from (a) any cause in or about the Premises during the Term to the extent compensated by Landlord's insurance policies carried pursuant to the terms of this Lease, (b) any grossly negligent acts or omissions or willful misconduct of any of Landlord in, on, or about the Premises either prior to, during, or after the expiration of the Term, or (c) any Claims pertaining to the Hazardous Materials existing in, on or about the Premises as of the Commencement Date, (d) Landlord's negligent acts to the extent established by the applicable court or arbitration panel, or (e) a breach or default in the performance of any obligation to be performed by Landlord under this Lease. Landlord's and Tenant's obligations under this Article 21 shall survive the expiration or sooner termination of this Lease.

         22. Hazardous Materials. Tenant will not, in any manner whatsoever, be responsible for the investigation, removal, remediation or abatement of any Hazardous Materials or violation of any applicable laws related thereto to the extent that such Hazardous Materials existed in, on or about the Premises before the Commencement Date and Landlord acknowledges and agrees that Landlord shall be solely responsible, at Landlord's sole cost and expense, for any such investigation, removal, remediation or abatement. Neither Tenant nor any of Tenant's Invitees may use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises which are or could (a) be detrimental to the Premises, human health, or the environment, except in accordance with all applicable laws and Landlord's reasonable prophylactic restrictions, or (b) adversely affect the value of the Premises. If the Premises are contaminated by any Hazardous Material during the Term, then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Landlord may elect to either (A) demand that Tenant perform all remediation required by Landlord (to Landlord's reasonable satisfaction and at Tenant's sole cost, necessary to return the Premises to at least as good a condition as the Premises are in as of the date of this Lease, which Tenant shall immediately do upon receipt of notice from Landlord, or (B) proceed to cause such investigation, clean-up, and remediation work which Landlord deems reasonably necessary or desirable to be undertaken, whereupon the entire cost thereof (plus a supervisory fee equal to five percent (5%) of such cost) will be payable by Tenant to Landlord within thirty (30) days after Landlord's written demand as additional rent. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may perform or cause to be performed such remediation and Tenant shall, within thirty (30) days after Landlord's written demand, pay the actual, documented and reasonable cost thereof. Tenant's and Landlord's obligations and liability under this Article 22 shall survive the termination of Tenant's tenancy and the Term of this Lease, except that nothing contained in this Article 22 shall be deemed to impose liability on Tenant for any problem arising during or after the Term of this Lease provided neither Tenant nor Tenant's Invitees caused such problem during the Term of this Lease

         23. Subordination and Attornment. This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises. The provisions of this paragraph are self operative, and no further instrument of subordination is required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination. Notwithstanding the preceding provisions of this paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant, then this Lease is deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease, and thereafter if such Lender or lessor succeeds to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord will not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord will not be bound by any prepayment by Tenant of more than one month's installment of rent, (iii) such successor landlord will not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and (vi) on such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant. At the request of Landlord or any Lender, Tenant shall, within 14 days of request, execute any commercially reasonable Subordination, Non-Disturbance, and Attornment Agreements ("SNDA") in the applicable Lender's customary form. Notwithstanding any contrary provision of this Article 23, a condition precedent to the subordination of this Lease to any future mortgage, deed of trust, ground or underlying lease is that Landlord shall obtain for the benefit of Tenant a commercially reasonable SNDA from the mortgagee, beneficiary or lessor under such future instrument, pursuant to which the mortgagee, beneficiary or lessor will agree (i) not to disturb the possession of Tenant under the Lease upon any foreclosure or exercise of power of sale under such mortgage or deed of trust or termination of such ground or underlying lease, if Tenant is not in default hereunder (beyond the expiration of any applicable notice and cure periods), and
(ii) will accept the attornment of Tenant thereafter as provided hereinbelow as long as Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period).

         24. Estoppel Certificates. Within 14 days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications,
(ii) the then current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting rent which has been paid (including Operating Expenses), (v) whether or not Tenant or Landlord is in default under this Lease and whether there currently exist any defenses or rights of offset under the Lease, and (vi) such other matters as Landlord shall reasonably request. Tenant's failure to deliver the certificate within the 14 day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any Lender or proposed Lender, and any purchaser of the Premises that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no rent has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.

         25. Waiver. No delay or omission in the exercise of any right or remedy of Landlord or Tenant in the event of any default by the other shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent does not constitute a waiver of any default other than the particular rent payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than the amount due on such Receipt Date, or to become due at a later date but applicable to a period before the Receipt Date, does not release Tenant of its obligation (i) to pay the full amount due on such Receipt Date or (ii) to pay when due the full amount to become due at a later date but applicable to a period before such Receipt Date. No act or conduct of Landlord, including the acceptance of the keys to the Premises, constitutes an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises constitutes acceptance of the surrender of the Premises and accomplishes a termination of this Lease (except as otherwise expressly provided in this Lease). Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval may not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and does not constitute a waiver of any other default concerning the same or any other provision of this Lease. Tenant waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of the termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant's waivers set forth in this paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

         26. Brokers. Tenant and Landlord represents that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease except for Burnham Real Estate and Tenant and Landlord have not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner, other than Burnham Real Estate. Landlord is solely responsible for compensating Burnham Real Estate on account of this Lease in accordance with Landlord's separate written agreement with Burnham Real Estate, if any. Tenant and Landlord shall defend, indemnify, and hold harmless the other against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than Burnham Real Estate), alleging to have acted on behalf of or to have dealt with Landlord or Tenant, as the case may be.

         27. Easements. Landlord may from time to time grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises so long as such actions do not increase Tenant's obligations hereunder or unreasonably interfere with Tenant's use of and quiet enjoyment of, and beneficial occupancy of, the Premises. Tenant shall, at Landlord's sole cost and expense, promptly sign any commercially reasonable documents or instruments to accomplish the foregoing upon request by Landlord.

         28. Limitations on Landlord's Liability. Tenant agrees that the liability of Landlord under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to Landlord's interest in the Premises, including the rents, issues and profits of Landlord therefrom as well as any insurance and condemnation proceeds and no other assets of Landlord. Neither Landlord nor Landlord's affiliates, members, managers, shareholders, officers, directors, agents, or employees shall be personally liable for any liability with respect to this Lease.

         29. Sale or Transfer of Premises. If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer and the assumption, in writing, by the transferee of Landlord's obligations hereunder, shall be released from any liability under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid rent to Landlord's successor in interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

         30. Default by Landlord. Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if (i) Landlord is obligated to make a payment of money to Tenant and Landlord fails to make such payment within ten (10) days after written notice from Tenant that the same was not paid when due, or (ii) such obligation is other than the payment of money and Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord's failure to perform; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. If after such applicable cure periods the default remains uncured, Tenant may exercise any of its rights provided in law or at equity, including, but not limited to, termination of this Lease.

         31. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

         32.      Miscellaneous.

                  32.1. Governing Law. Venue and Jurisdiction. This Lease is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles. All actions and proceedings arising in connection with this Lease must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Lease for the purpose of adjudicating all matters arising out of or related to this Lease. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Lease.

                  32.2. Further Assurances. Each party to this Lease shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Lease.

                  32.3. Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

                  32.4. Attorney's Fees. The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Lease may recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and
         (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

                  32.5. Modification. This Lease may be modified only by a contract in writing executed by the party to this Lease against whom enforcement of the modification is sought.

                  32.6. Prior Understandings. This Lease contains the entire and final agreement of the parties to this Lease with respect to the subject matter of this Lease, and supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Lease.

                  32.7. Interpretation. Whenever the context so requires in this Lease, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. No remedy or election under this Lease is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity. The paragraph headings in this Lease: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Lease, and (c) may not be used in the interpretation of this Lease. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions. The obligations of Tenant are the joint and several obligations of each of them.

                  32.8. Partial Invalidity. Each provision of this Lease is valid and enforceable to the fullest extent permitted by law. If any provision of this Lease (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

                  32.9. Notices. Each notice and other communication required or permitted to be given under this Lease ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth in Article 2 (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth in Article 2, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth in Article 2 with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider. Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this Section 32.9. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

                  32.10. Drafting Ambiguities. Each party to this Lease and its legal counsel have reviewed and revised this Lease. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Lease or any amendment to this Lease.

                  32.11. Third Party Beneficiaries. Nothing in this Lease is intended to confer any rights or remedies on any person or entity other than the parties to this Lease and their respective successors-in-interest and permitted assignees.

                  32.12. Consents and Approvals. Except as otherwise provided in this Lease, any time the consent or approval of Landlord or Tenant is required under this Lease (including any approval rights of Landlord while acting as "Declarant" under any covenants, conditions or restrictions recorded against the Premises to the extent such approval pertains to rights granted to Tenant under this Lease), such consent or approval shall not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

                  32.13. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, lender and borrower, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  32.14. Quiet Possession. Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

LANDLORD:                              10996 TORREYANA ROAD, L.P.,
                                       a California limited partnership

                                       By: Torreyana Biotech Properties Corp.,
                                           a California corporation, General
                                           Partner

                                           By: /s/ Robert Emri
                                               ---------------------------------
                                               Robert Emri, President

TENANT:                                IDEC PHARMACEUTICALS CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Phillip Schneider
                                           -------------------------------------
                                           SVP & CFO

                                       By:
                                           -------------------------------------
                                                                 , its Secretary
                                           ----------------------

                                   EXHIBIT A

                                    PREMISES

The land and improvements (including an approximately 82,890 gross-square-foot building) and any appurtenant easements, parking areas, driveways, access areas and other areas necessary for the beneficial occupancy of the Premises by Tenant and located on the land in San Diego, California, described as follows:

Lot 12 of Torrey Pines, Science Park Unit No. 2, in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 8434, filed in the Office of the County Recorder of San Diego County, on December 10, 1976.

APN: 340-010-34

                                   EXHIBIT A

                                   EXHIBITS B

                          ITEMS INCLUDED WITH PREMISES

INCLUDED ITEMS.

Built-in receptionist work station.

All office furniture, including desks, credenzas, work station chairs, file cabinets, conference room chairs and tables, book shelves, and all other miscellaneous office furniture (other than the excluded items listed below).

Outdoor tables and chairs.

Phone system including all phones.

Computer cabling and hub system.

Security system.

EXCLUDED ITEMS.

All office equipment, including computers, fax machines, copiers, printers, computer room equipment (other than that which by its installation has become a fixture therein), and all other miscellaneous office equipment.

Podium and easels.

Pictures, plants, and signage.

Hammers, drills and other tools used by maintenance staff.

                                    EXHIBIT B

                                       -1-